UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2024

Income Opportunity Realty Investors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1603 LBJ Freeway, Suite 800 Dallas, TX	75234
(Address of principal executive offices)	(Zip Code)

(469) 522-4200

Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 230.425)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.413e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IOR	NYSE American Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((17 CFR 230.405 of or Rule 12b-2 of the Securities Act of 1934 (17 CFR 230.405):

☐ Emerging growth company

If an emerging growth company indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

On May 7, 2024, but effective for tax and accounting purposes at January 1, 2024, Income Opportunity Realty Investors, Inc. (“IOR” or the “Company” or the “Registrant”) and Pillar Income Asset Management, Inc. (“Pillar”) entered into an Amended and Restated Advisory Agreement (the “Amended Agreement”) which clarified and revised several separate fees into a single “Net Asset Value Fee” plus certain specified allocated reimbursements. Pillar has been the contractual Advisor to the Company since April 30, 2011, and has operated under the original Advisory Agreement dated April 30, 2011 for 13 years. The Amended Agreement, a copy of which is attached as Exhibit 10.1 does not change any duties or responsibilities of either Pillar or the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this Report:

Exhibit No.	Description
10.1*	Amended and Restated Advisory Agreement dated May 7, 2024 between Income Opportunity Realty Investors, Inc. and Pillar Income Asset Management, Inc.

_________________________

* Furnished herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

Dated: May 7, 2024	By:	/s/ ERIK L. JOHNSON
Erik L. Johnson
Executive Vice President and Chief Financial Officer
(Principal Executive and Financial Officer)